SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-52356

Date of Report: June 1, 2008

SEAWAY VALLEY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	20-5996486
(State of other jurisdiction of incorporation or organization)	(IRSEmployer Identification No.)

10-18 Park Street, 2d Floor, Gouverneur, NY	13642
(Address of principal executive offices)	(Zip Code)

(315) 287-1122
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	COMPLETION OF ACQUISITION OF ASSETS
ITEM 5.02	ELECTION OF DIRECTOR; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 1, 2008 Seaway Valley Capital Corporation acquired all of the assets of North Country Hospitality, Inc. (“NCHI”) by merging Harbor Acquisitions, LLC, a wholly-owned subsidiary of NCHI, into a wholly-owned subsidiary of Seaway Valley Capital Corporation.  The new subsidiary, which will operate under the tradename “North Country Hospitality,” is a holding company with several subsidiaries involved in the operation of hotels, restaurants and other businesses in northern New York State.  The acquisition was completed under the terms of an Amended and Restated Merger Agreement, which modified the Merger Agreement described in the Current Report dated April 17, 2008.

In exchange for the assets of NCHI, Seaway Valley Capital Corporation issued to NCHI 1,050,000 shares of a newly designated Series D Preferred Stock issued by Seaway Valley Capital Corporation.  Each Series D Preferred share has a liquidation preference of $5.00 (i.e. $5,250,000 in total).  The holder of Series D Preferred shares will be entitled to convert them into Seaway Valley Capital Corporation common stock.  The number of common shares to be issued on conversion of a share of Series D Preferred Stock will equal the $5.00 liquidation preference divided by 85% of the average closing bid price for the common stock for the five days preceding conversion.

Seaway Valley Capital Corporation also agreed that it will indemnify NCHI against liability for any of the debts of Harbor Acquisitions, LLC, which included all of the debts of NCHI as of the closing date.

At the time of the closing, Tom Scozzafava, who had been the sole member of the Board of Directors of Seaway Valley Capital Corporation, elected Christopher Swartz to serve as an additional member of the Board of Directors.  Seaway Valley Capital Corporation also entered into an employment and non-competition agreement with Mr. Swartz, under which he will be employed as Vice President and Chief Operating Officer of Seaway Valley Capital Corporation.  He will be paid a salary of $125,000 cash and $50,000 stock each year.  The term of the contract is one year with automatic renewals unless terminated.  If, however, Mr. Swartz’s employment is terminated prior to the third anniversary of the closing and he remains liable on his guarantees of any of NCHI’s debts, Seaway Valley Capital Corporation will be required to continue his salary until the guarantees are relieved or the three year period passes.  Prior to the closing, and for over five years previous, Mr. Swartz had been employed as the Chief Executive Officer of NCHI.

ITEM 9.01                                FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

Financial Statements of North Country Hospitality, Inc. and pro forma financial statements of Seaway Valley Capital Corporation will be filed by amendment.

Exhibits

3-a	Certificate of Designation of Series D Preferred Stock.

10-a	Amended and Restated Merger Agreement dated June 1, 2008 among Seaway Valley Capital Corporation, North Country Hospitality, Inc. and Christopher Swartz.

10-b	Employment Agreement dated June 1, 2008 between Seaway Valley Capital Corporation, North Country Hospitality, Inc. and Christopher Swartz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2008		SEAWAY VALLEY CAPITAL CORPORATION

	By	/s/ Thomas Scozzafava
Thomas Scozzafava
Chief Executive Officer